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Number: WC0406                                                 **56,000** Shares
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                               SEDONA CORPORATION
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         Incorporated under the laws of the Commonwealth of Pennsylvania
                         COMMON STOCK PURCHASE WARRANTS
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This Certifies that OSPREY PARTNERS (the "holder") is the owner of 56,000 Common
Stock Purchase Warrants (the "Warrants"), each Warrant giving the holder the right to purchase one (1) fully paid and non-assessable share of Common Stock, $.001 par value, of SEDONA Corporation (the "Company") at any time after they have vested, through December 13, 2010, (the "expiration date") at an exercise price of $1.13 per Warrant. The 56,000 Warrants will vest at the rate of one-twelfth (1/12th) or 4,667 Warrants on the first of each month for the twelve
(12) months starting January 1, 2000. These Warrants shall have "piggyback" rights of registration on the next Registration Statement to be filed by the Company. The effective date of these Warrants is December 13, 1999.

As of Midnight of the expiration date, any unexercised Warrants issued herein will automatically and without notice terminate and become null and void, unless extended by action of the Board of Directors. Any exercise of these Warrants shall be in writing, addressed to the Secretary of the Corporation at its principal place of business, using the form attached hereto, and shall be accompanied by payment in full by check.

In the event, at the time of exercise of the Warrants, there does not exist a Registration Statement on an appropriate Form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall be current with respect to the underlying shares being purchased, and in the opinion of counsel to the Company such underlying shares will upon issuance be "restricted" securities within the meaning of Rule 144 under the Act, you will represent and warrant to the Company (i) that, upon exercise of the Warrants, you are purchasing the underlying shares for investment only and not with a view to the resale or distribution thereof and (ii) that any subsequent resale or distribution of any such underlying shares shall be made either pursuant to (x) a Registration Statement on an appropriate Form under the Act, which Registration Statement shall have become effective and shall be current with respect to the underlying shares being sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sales of such underlying shares, obtain a favorable written opinion from counsel for, or approved by the Company, as to the applicability of such exemption.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its authorized officers, and its Corporate Seal to be hereunto affixed this 30th day of January 2001.


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       Secretary                                               President
                             (Apply Corporate Seal)